Exhibit G


                       Citigroup Alternative Investments
     Multi-Adviser Hedge Fund Portfolios LLC - Audited Financial Statements
                                 March 31, 2004

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                       Statement of Assets and Liabilities
                                 March 31, 2004

--------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                          $ 11,596,779
Investments in investment funds, at fair value
   (Cost: $46,642,848)                                               51,860,242
Receivable from investment funds                                        308,959
Other assets                                                            122,091
                                                                 ---------------
       Total assets                                                  63,888,071
                                                                 ---------------

Liabilities

Contributions received in advance                                     4,226,450
Redemptions payable                                                     471,019
Management fee payable                                                   98,644
Offering costs payable                                                  109,632
Accounts payable and accrued expenses                                   366,159
                                                                 ---------------
       Total liabilities                                              5,271,904
                                                                 ---------------
       Members' Capital (54,616.963 units outstanding)             $ 58,616,167
                                                                 ===============

       Net Asset Value per unit                                      $ 1,073.22
                                                                 ===============





The accompanying notes are an integral part of these financial statements.

                              Citigroup Alternative Investments
               Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                                    Schedule of Investments
                                        March 31, 2004

-----------------------------------------------------------------------------------------------------------
                                                             Cost       Fair Value      % of Members'
                                                                                           Capital
Fixed Income Arbitrage
   Alliance High Grade Strategy Partners, L.P. - a    $ 1,290,000      $ 1,374,018          2.34%
   Concordia I, L.P. - a                                  630,000          672,208          1.15%
   PIMCO Global Relative Value Fund, L.L.C. - b         1,060,000        1,075,858          1.84%

Event Driven
   Brencourt Multi-Strategy, L.P. - b                 $   800,000     $    909,675          1.55%
   Canyon Value Realization Fund, L.P. - b              1,300,000        1,488,474          2.54%
   Courage Special Situations Fund, L.P.  - b             800,000        1,070,738          1.83%
   GoldenTree High Yield Partners, L.P. - b             1,350,000        1,771,857          3.02%
   Lydian Partners II, L.P. - b                         1,300,000        1,484,481          2.53%
   MW Post Opportunity Fund L.P. - b                    1,280,000        1,623,635          2.77%
   Purchase Associates II, L.P. - b                       800,000          857,399          1.46%
   Taconic Capital Partners 1.5, L.P. - b                 878,848          930,624          1.59%
   West Broadway Partners, L.P. - b                       800,000          851,507          1.45%

Equity Arbitrage
   Frontpoint Utility & Energy, L.P. - b              $ 5,050,000     $  5,249,614          8.96%
   Jemmco Partners, L.P. - c                            1,700,000        1,748,021          2.98%
   Pentangle Partners, L.P. - a                         2,817,000        2,966,889          5.06%
   SSI Long/Short Equity Market Neutral, L.P.  - b      2,707,000        2,689,235          4.59%

Discretionary
   Chilton Small Cap Partners, L.P. Class A - c       $ 2,620,000     $  3,361,045          5.73%
   Delta Institutional, L.P. - b                        2,290,000        3,068,809          5.24%
   North River Partners,  L.P. - d                      2,370,000        2,919,851          4.98%
   North Sound Legacy Institutional Fund, L.L.C. - b    3,000,000        3,393,713          5.79%
   Prism Partners I, L.P. - b                           4,000,000        4,385,807          7.48%
   The Capital Hedge Fund Ltd - a                       2,000,000        2,057,577          3.51%
   Willow Creek Capital Partners, L.P. - b              3,800,000        3,869,807          6.60%
   Woodallen Global Fund L.P. - b                       2,000,000        2,039,400          3.48%
                                                      -----------     ------------        -------
Total Investments                                     $46,642,848     $ 51,860,242         88.47%
                                                      ===========     ============        =======

Other Assets, less Liabilities                                         $ 6,755,925         11.53%
                                                                      ------------        -------

Members' Capital                                                      $ 58,616,167        100.00%
                                                                      ============        =======



Note: Investments in underlying Investment Funds are categorized by investment strategy.

a - Redemptions permitted monthly
b - Redemptions permitted quarterly
c - Redemptions permitted annually
d - Redemptions permitted semi-annually





The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Statement of Operations
                            Year Ended March 31, 2004

--------------------------------------------------------------------------------

Investment Income
       Interest                                                     $    17,660
                                                                    -----------
                  Total investment income                                17,660
                                                                    -----------
Expenses
       Operating expenses:
       Management fees                                                1,004,160
       Professional fees                                                169,191
       Amortization of offering costs                                   157,616
       Administration fees                                              150,528
       Marketing fees                                                    32,037
       Custodian fees                                                    11,622
       Directors' fees and expenses                                      14,914
       Miscellaneous expenses                                           118,047
                                                                    -----------
       Total operating expenses                                       1,658,115
                                                                    -----------
       Net investment loss                                           (1,640,455)
                                                                    -----------

Realized and unrealized gain on investments:

Net realized gain on investments                                        153,563
Net change in unrealized appreciation on investments                  5,066,719
                                                                    -----------

Net realized and unrealized gain on investments                       5,220,282
                                                                    -----------

Increase in members' capital derived from investment activities     $ 3,579,827
                                                                    ===========






The accompanying notes are an integral part of these financial statements.


                                    Citigroup Alternative Investments
                    Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                                Statements of Changes in Members' Capital
                  For the Year Ended March 31, 2004 and for the Period January 1, 2003
                                      (commencement of operations)
                                         through March 31, 2003

-------------------------------------------------------------------------------------------------------------
                                                                      Year Ended         Three Months Ended
                                                                     March 31, 2004        March 31, 2003
From investment activities

       Net investment loss                                            $ (1,640,455)          $   (345,795)
       Net realized gain (loss) on investments                             153,563                 (1,900)
       Net change in unrealized appreciation on investments              5,066,719                150,675
                                                                      -------------          -------------

       Increase in members' capital                                      3,579,827               (197,020)
       derived from investment activities

Members' capital transactions

       Capital contributions                                            28,484,025             28,049,050
       Capital withdrawals                                              (1,299,715)                     -
                                                                      -------------          -------------

       Increase in members' capital                                     27,184,310             28,049,050
       derived from capital transactions


       Members' capital at beginning of period                          27,852,030                      -
                                                                      -------------          -------------

       Members' capital at end of period (54,616.963
       and 28,040.607 units outstanding at
       March 31, 2004 and 2003, respectively)                         $ 58,616,167           $ 27,852,030
                                                                      =============          =============






The accompanying notes are an integral part of these financial statements.


                             Citigroup Alternative Investments
             Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                                  Statement of Cash Flows
                                 Year Ended March 31, 2004

------------------------------------------------------------------------------------------

Cash flows from operating activities
Increase in members' capital derived from investment activities         $  3,579,827
Adjustments to reconcile net increase in members' capital derived from investment activities to net cash used in operating activities:
       Increase in investment funds, at fair value                       (26,998,567)
       Increase in receivable from investment funds                         (308,959)
       Decrease in receivable from affiliate                                  85,327
       Decrease in other assets                                               18,022
       Increase in management fee payable                                     52,146
       Increase in offering costs payable                                     65,110
       Increase in accounts payable and accrued expenses                     227,099
                                                                        -------------
       Net cash used in operating activities                             (23,279,995)

Cash flows from financing activities
       Capital contributions                                              28,484,025
       Capital withdrawals                                                  (828,696)
       Increase in contributions received in advance                         487,000
                                                                        -------------
       Net cash provided by financing activities                          28,142,329
                                                                        -------------
       Net decrease in cash and cash equivalents                           4,862,334

       Cash and cash equivalents at beginning of period                    6,734,445
                                                                        -------------
       Cash and cash equivalents at end of period                       $ 11,596,779
                                                                        -------------





The accompanying notes are an integral part of these financial statements.


                                    Citigroup Alternative Investments
                    Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                                          Financial Highlights
                  For the Year Ended March 31, 2004 and for the Period January 1, 2003
                                      (commencement of operations)
                                         through March 31, 2003

---------------------------------------------------------------------------------------------------------------
For a unit outstanding throughout the period
                                                                      Year Ended         Three Months Ended
                                                                    March 31, 2004         March 31, 2003
Net Asset Value, beginning of period:                                 $     993.27           $   1,000.00
       Income from investment operations:                             =============          =============
       Net investment loss                                                  (34.35)                (13.23)
       Net realized and unrealized gain
       on investments                                                       114.30                   6.50
                                                                      -------------          -------------
       Total from investment operations                                      79.95                  (6.73)
                                                                      -------------          -------------

Net Asset Value, end of period:                                       $   1,073.22           $     993.27
                                                                      =============          =============

Total Return                                                                  8.05%               **(0.67%)

Ratios/Supplemental Data:
Net assets, end of period                                             $ 58,616,167           $ 27,852,030
                                                                      =============          =============
Portfolio turnover                                                           22.76%                *25.96%
Ratio of expenses to average net assets                                       3.31%                 *5.44%
Ratio of net investment loss to average net assets                           (3.28%)               *(5.39%)




*  Annualized.
** Total return for a period of less than a full year is not annualized.

The above ratios may vary for individual investors based on the timing of capital transactions during the period.





The accompanying notes are an integral part of these financial statements.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements - March 31, 2004
--------------------------------------------------------------------------------

1.       Organization

         Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC ("the Company") was organized as a Delaware Limited Liability Company on August 16, 2002. The Company is registered under the Investment Company Act of 1940 (the "1940 Act") as amended, as a closed-end, non-diversified management investment company. The Company is also registered under the Securities Act of 1933 ("1933 Act"). The Company consists of two separate series, Multi-Strategy Series M and Multi-Strategy Series G (each a "Series"). The financial statements included herein are for Multi-Strategy Series M. The investment objective of Multi-Strategy Series M is to achieve capital appreciation principally through investing in investment funds ("Investment Funds") managed by third-party investment managers ("Investment Managers") that employ a variety of alternative investment strategies. These investment strategies allow Investment Managers the flexibility to use leverage or short-side positions to take advantage of perceived inefficiencies across the global markets, often referred to as "alternative" strategies. Because Investment Funds following alternative investment strategies are often described as hedge funds, the investment program of Multi-Strategy Series M can be described as a fund of hedge funds.

         Units of Multi-Strategy Series M are sold to eligible investors (referred to as "Members"). The minimum initial investment in Multi-Strategy Series M from each Member is $25,000 (and was $50,000 from January 1, 2003 to November 1, 2003); the minimum additional investment is $10,000.

         Citigroup Alternative Investments LLC ("CAI", or the "Adviser"), a Delaware limited liability company and indirect, wholly owned subsidiary of Citigroup Inc., serves as Multi-Strategy Series M's investment adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and, among other things, is responsible for the allocation of Multi-Strategy Series M's assets to various Investment Funds. AMACAR Partners, Inc. is the managing member of Multi-Strategy Series M and has delegated substantially all authority to oversee the management of the operations and assets of Multi-Strategy Series M to the Board of Directors.

2.       Significant Accounting Policies

         Investments in Investment Funds are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memoranda. Multi-Strategy Series M values these investments at fair value based on financial data supplied by the Investment Funds.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements - March 31, 2004
--------------------------------------------------------------------------------

         a. Portfolio Valuation

         The net asset value of Multi-Strategy Series M is determined as of the close of business at the end of each month in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Directors.

         Multi-Strategy Series M's investments in Investment Funds are carried at fair value as determined by Multi-Strategy Series M's pro-rata interest in the net assets of each Investment Fund. All valuations utilize financial information supplied by each Investment Fund and are net of management and performance incentive fees or other allocations payable to the Investment Funds' managers as required by the Investment Funds' agreements. Each Investment Manager to which the Adviser allocates assets generally will charge Multi-Strategy Series M, as investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance-based compensation in the form of an incentive fee. The asset-based fees of the Investment Managers are generally expected to range from 1% to 3% annually of the net assets under their management and the incentive fee is generally expected to range from 15% to 25% of net profits annually.

         As a general matter, the fair value of Multi-Strategy Series M's investment in an Investment Fund represents the amount that Multi-Strategy Series M can reasonably expect to receive from an Investment Fund if Multi-Strategy Series M's investment were redeemed at the time of valuation, based on information reasonably available at the time. The Investment Funds provide for periodic redemptions ranging from monthly to annually. Investment Funds generally require advance notice of a Member's intent to redeem its interest, and may, depending on the Investment Funds' governing agreements, deny or delay a redemption request. [Multi-Strategy Series M does not take a liquidity discount on any Investment Funds held.] The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund's financial statements. The Investment Funds may invest a portion of their assets in restricted securities and other investments that are illiquid.

         b. Fund Expenses

         Multi-Strategy Series M bears all expenses incurred in the course of its operations, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for Multi-Strategy Series M's account; professional fees; costs of insurance; registration expenses; and expenses of meetings of the Board of Directors. Costs incurred in connection with the initial offering were deferred and amortized over the first twelve months of operations; costs incurred in connection with Multi-Strategy Series M's subsequent registration under the 1933 Act have been deferred and are being amortized over the twelve months commencing after the effective date of such registration statement.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements - March 31, 2004
--------------------------------------------------------------------------------

         c. Income Taxes

         Multi-Strategy Series M currently intends to operate as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Each Member will be required to report on his, her or its own annual tax return the Member's distributive share of Multi-Strategy Series M's taxable income or loss.

         d. Cash Equivalents

         Cash and cash equivalents consist of monies invested in a PNC Bank, N.A. account which pays money market rates and are accounted for at cost plus accrued interest. Included in cash and cash equivalents is $4,226,450, which represents contributions received in advance to be credited to Members' capital accounts on April 1, 2004.

         e. Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing Multi-Strategy Series M's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

3.       Management Fee, Administrative Fee, Related Party Transactions and
         Other

         CAI, as Adviser, provides certain management and administrative services to Multi-Strategy Series M, including, among other things, providing office space and other support services. In consideration for such services, Multi-Strategy Series M will pay the Adviser a monthly management fee equal to 0.167% (2.00% on an annualized basis) of end of month Members' Capital. The Adviser will pay a portion of the fee to its affiliates.

         In addition, Citigroup Global Markets, Inc., an affiliate of CAI and a wholly owned subsidiary of Citigroup, Inc. allocated certain marketing related expenses of $32,037 to Multi-Strategy Series M during the year ended March 31, 2004.

         Placement agents may be retained by the Company to assist in the placement of Units. A placement agent, which may be affiliated with the Adviser, will generally be entitled to receive a fee from each investor in the Company whose Units the Agent places. The specific amount of the placement fee paid with respect to a Member is generally dependent on the size of the investment in a Series. Placement agents may also be reimbursed by the Company with respect to certain out-of-pocket expenses.

         At this time, Citigroup Global Markets, Inc. serves as the sole placement agent of the Multi-Strategy Series M Units.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements - March 31, 2004
--------------------------------------------------------------------------------

         Multi-Strategy Series M pays CAI a monthly fee of 0.025% (0.30% on an annualized basis) for administration based primarily upon average net assets, subject to a minimum monthly fee, and will reimburse certain expenses. CAI, as Administrator, has retained PFPC Inc. ("PFPC"), an independent third party and wholly-owned subsidiary of PNC Bank, N.A., to assist in the performance of its administrative duties. PFPC provides certain accounting, record keeping, tax and investor related services.

         Each Director who is not an "interested person" of Multi-Strategy Series M, as defined by the 1940 Act, receives an annual retainer of $10,000 plus a fee per meeting of the Board of Directors of $500. Any Director who is an "interested person" does not receive any annual or other fee from Multi-Strategy Series M. All Directors are reimbursed for all reasonable out of pocket expenses. Total amounts expensed related to Directors by Multi-Strategy Series M for the period April 1, 2003 through March 31, 2004 were $14,914.

         PFPC Trust Company (an affiliate of PNC Bank, N.A.) serves as custodian of Multi-Strategy Series M's assets and provides custodial services for Multi-Strategy Series M. Fees payable to the custodian and reimbursement for certain expenses are paid by Multi-Strategy Series M.

4.       Securities Transactions

         The following table lists the aggregate purchases, proceeds from sales of Investment Funds, net unrealized appreciation, gross unrealized appreciation, and gross unrealized depreciation as of March 31, 2004. At March 31, 2004, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes.

         Aggregate purchases                         $32,188,848
         Aggregate proceeds from sales               $10,410,564
         Gross unrealized appreciation               $ 5,235,159
         Gross unrealized depreciation               $    17,765
         Net unrealized appreciation                 $ 5,217,394

         Receivable from investment funds represents partial redemptions as of March 31, 2004.

5.       Contributions, Redemptions, and Allocation of Income

         Generally, initial and additional subscriptions for Units may be accepted as of the first day of each month. CAI has been authorized by the Board of Directors of the Company to accept or reject any initial and additional subscriptions for Units in Multi-Strategy Series M. The Board of Directors from time to time and in its complete and exclusive discretion, may determine to cause Multi-Strategy Series M to repurchase Units from Members pursuant to written tenders by Members on such terms and conditions as it may determine. CAI expects that it typically will recommend to the Board of Directors that the Company

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements - March 31, 2004
--------------------------------------------------------------------------------

         offer to repurchase Units from Members quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day).

         Net profits or net losses of Multi-Strategy Series M for each month-end will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of each month in accordance with the Members' respective investment percentages for the month.

6.       Financial Instruments With Off-Balance Sheet Risk

         In the normal course of business, the Investment Funds in which Multi-Strategy Series M invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts and entering into equity swaps.

                        Citigroup Alternative Investments
       Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                      Statement of Assets and Liabilities
                                 March 31, 2004

--------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                         $  33,885,931
Investments in investment funds, at fair value
  (Cost: $83,339,252)                                                92,062,963
Receivable from investment funds                                        478,850
Other assets                                                            127,240
                                                                  --------------
      Total assets                                                  126,554,984
                                                                  --------------

Liabilities

Contributions received in advance                                    22,045,925
Redemptions payable                                                     431,033
Management fee payable                                                  195,522
Offering costs payable                                                  109,632
Accounts payable and accrued expenses                                   494,590
                                                                  --------------

      Total liabilities                                              23,276,702
                                                                  --------------

            Members' Capital (93,942.933 units outstanding)       $ 103,278,282
                                                                  ==============

      Net Asset Value per unit                                       $ 1,099.37
                                                                  ==============


                                           Citigroup Alternative Investments
                           Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                                                Schedule of Investments
                                                     March 31, 2004

---------------------------------------------------------------------------------------------------------------------------

                                                                   Cost           Fair Value   % of Members' Capital
Fixed Income Arbitrage
            Alliance High Grade Strategy Partners, L.P. - a $ 2,470,000       $    2,550,394         2.47%
            Concordia I, L.P. - a                             2,070,000            2,142,632         2.07%
            PIMCO Global Relative Value Fund, L.L.C. - b      2,250,000            2,255,047         2.18%

Event Driven
            Brencourt Multi-Strategy, L.P. - b              $ 1,960,000       $    2,089,009         2.02%
            Canyon Value Realization Fund, L.P. - b           2,150,000            2,459,947         2.38%
            Centaurus Alpha Fund L.P. - a                     3,500,000            3,587,301         3.47%
            Courage Special Situations Fund, L.P.  - b        1,760,000            2,342,901         2.27%
            GoldenTree High Yield Partners, L.P. - b          2,460,000            3,196,636         3.10%
            Lydian Partners II, L.P. - b                      3,910,000            4,207,306         4.07%
            Polaris Vega Investors L.P. - a                   2,500,000            2,501,198         2.42%
            MW Post Opportunity Fund, L.P. - b                2,000,000            2,527,260         2.45%
            Purchase Associates II, L.P. - b                  1,360,000            1,454,694         1.41%
            Taconic Capital Partners 1.5, L.P. - b            1,922,252            2,035,496         1.97%
            West Broadway Partners, L.P. - b                  2,370,000            2,462,310         2.39%

Equity Arbitrage
            Frontpoint Utility & Energy, L.P. - b           $ 5,000,000       $    5,174,569         5.01%
            Jemmco Partners, L.P. - c                           500,000              524,977         0.51%
            Pentangle Partners, L.P. - a                      1,468,500            1,543,553         1.50%
            SSI Long/Short Equity Market Neutral, L.P. - b    1,708,500            1,691,829         1.64%

Discretionary
            Chilton Small Cap Partners, L.P. Class A - c    $ 3,720,000       $    4,833,070         4.68%
            Delta Institutional, L.P. - b                     4,100,000            5,440,324         5.27%
            North River Partners,  L.P. - d                   4,720,000            5,796,843         5.61%
            North Sound Legacy Institutional,  L.L.C. - b     6,000,000            6,787,427         6.57%
            Prism Partners I, L.P. - b                        6,500,000            7,184,045         6.96%
            The Capital Hedge Fund Ltd - a                    6,000,000            6,137,665         5.94%
            Willow Creek Capital Partners, L.P. - b           6,940,000            7,057,730         6.83%
            Woodallen Global Fund L.P. - b                    4,000,000            4,078,800         3.95%
                                                            ---------------------------------      --------
Total Investments                                            83,339,252   -       92,062,963        89.14%
                                                            =================================      ========

Other Assets, less Liabilities                                                $   11,215,319        10.86%
                                                                              ---------------      --------

Members' Capital                                                              $ 103,278,282        100.00%
                                                                              ===============      ========



Note: Investments in underlying Investment Funds are categorized by investment strategy.

a - Redemptions permitted monthly
b - Redemptions permitted quarterly
c - Redemptions permitted annually
d - Redemptions permitted semi-annually

                       Citigroup Alternative Investments
       Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                            Statement of Operations
                           Year Ended March 31, 2004

--------------------------------------------------------------------------------

Investment Income
       Interest                                                     $    19,055
                                                                    ------------
                       Total investment income                           19,055
                                                                    ------------

Expenses
  Operating expenses:
       Management fees                                                1,620,360
       Administration fees                                              215,700
       Professional fees                                                207,504
       Amortization of offering costs                                   171,321
       Marketing fees                                                    56,343
       Custodian fees                                                    11,960
       Directors' fees and expenses                                      21,184
       Miscellaneous expenses                                           151,711
                                                                    ------------

       Total operating expenses                                       2,456,083
                                                                    ------------

       Net investment loss                                           (2,437,028)
                                                                    ------------

Realized and unrealized gain on investments:

Net realized gain on investments                                        307,192
Net change in unrealized appreciation on investments                  8,496,546
                                                                    ------------

Net realized and unrealized gain on investments                       8,803,738
                                                                    ------------

Increase in members' capital derived from investment activities     $ 6,366,710
                                                                    ============


                                         Citigroup Alternative Investments
                         Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                                      Statements of Changes in Members' Capital
                        For the Year Ended March 31, 2004 and for the period January 1, 2003
                                (commencement of operations) through March 31, 2003

-------------------------------------------------------------------------------------------------------------------------

                                                                                Year Ended       Three Months Ended
                                                                              March 31, 2004       March 31, 2003
From investment activities

Net investment loss                                                             $ (2,437,028)        $  (411,448)
Net realized gain (loss) on investments                                              307,192              (2,650)
Net change in unrealized appreciation on investments                               8,496,546             227,165
                                                                                -------------        ------------

            Increase in members' capital
            derived from investment activities                                     6,366,710            (186,933)

Members' capital transactions

   Capital contributions                                                          61,119,628          38,613,600
   Capital withdrawals                                                            (2,634,723)                  -
                                                                                -------------        ------------

            Increase in members' capital
            derived from capital transactions                                     58,484,905          38,613,600

            Members' capital at beginning of period                               38,426,667                   -
                                                                                -------------        ------------

            Members' capital at end of period
            (93,942,933 and 38,586,549 units outstanding
            at March 31, 2004 and 2003, respectively)                           $103,278,282         $38,426,667
                                                                                =============        ============


                             Citigroup Alternative Investments
             Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                                  Statement of Cash Flows
                                 Year Ended March 31, 2004

-------------------------------------------------------------------------------------------------

Cash flows from operating activities
Increase in members' capital derived from investment activities                 $  6,366,710
Adjustments to reconcile net increase in members' capital derived from investment activities to net cash used in operating activities:
       Increase in investment funds, at fair value                               (58,470,298)
       Increase in receivable from investment funds                                 (478,850)
       Decrease in receivable from affiliate                                          89,698
       Decrease in other assets                                                       20,606
       Increase in management fee payable                                            123,336
       Increase in offering costs payable                                             63,290
       Increase in accounts payable and accrued expenses                             342,040
                                                                                -------------
            Net cash used in operating activities                                (51,943,468)

Cash flows from financing activities
       Capital contributions                                                      61,119,628
       Capital withdrawals                                                        (2,203,690)
       Increase in contributions received in advance                              14,898,425
                                                                                -------------
            Net cash provided by financing activities                             73,814,363
                                                                                -------------

            Net decrease in cash and cash equivalents                             21,870,895

            Cash and cash equivalents at beginning of period                      12,015,036
                                                                                -------------
            Cash and cash equivalents at end of period                          $ 33,885,931
                                                                                =============


                                         Citigroup Alternative Investments
                         Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                                                Financial Highlights
                        For the Year Ended March 31, 2004 and for the period January 1, 2003
                                (commencement of operations) through March 31, 2003

----------------------------------------------------------------------------------------------------------------------
For a unit outstanding throughout the period
                                                                                 Year Ended      Three Months Ended
                                                                               March 31, 2004      March 31, 2003

Net Asset Value, beginning of period:                                          $      995.86        $   1,000.00
                                                                               ==============       =============
            Income from investment operations:
            Net investment loss                                                       (36.19)             (12.87)
            Net realized and unrealized gain on investments                           139.70                8.73
                                                                               --------------       -------------
            Total from investment operations                                          103.51               (4.14)
                                                                               --------------       -------------
Net Asset Value, end of period:                                                $    1,099.37        $     995.86
                                                                               ==============       =============

Total Return                                                                           10.39%            **(0.41%)

Ratios/Supplemental Data:
Net assets, end of period                                                      $ 103,278,282        $ 38,426,667
                                                                               ==============       =============
Portfolio turnover                                                                     21.29%             *29.92%
Ratio of expenses to average net assets                                                 3.43%              *5.28%
Ratio of net investment loss to average net assets                                    (3.40%)             *(5.22%)




*          Annualized.
**         Total return for a period of less than a full year is not annualized.


The above ratios may vary for individual investors based on the timing of capital transactions during the period.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements - March 31, 2004
--------------------------------------------------------------------------------

1.       Organization

         Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC ("the Company") was organized as a Delaware Limited Liability Company on August 16, 2002. The Company is registered under the Investment Company Act of 1940 (the "1940 Act") as amended, as a closed-end, non-diversified management investment company. The Company is also registered under the Securities Act of 1933 ("1933 Act"). The Company consists of two separate series, Multi-Strategy Series M and Multi-Strategy Series G (each a "Series"). The financial statements included herein are for Multi-Strategy Series G. The investment objective of Multi-Strategy Series G is to achieve capital appreciation principally through investing in investment funds ("Investment Funds") managed by third-party investment managers ("Investment Managers") that employ a variety of alternative investment strategies. These investment strategies allow Investment Managers the flexibility to use leverage or short-side positions to take advantage of perceived inefficiencies across the global markets, often referred to as "alternative" strategies. Because Investment Funds following alternative investment strategies are often described as hedge funds, the investment program of Multi-Strategy Series G can be described as a fund of hedge funds.

         Units of Multi-Strategy Series G are sold to eligible investors (referred to as "Members"). The minimum initial investment in Multi-Strategy Series G from each Member is $25,000 (and was $50,000 from January 1, 2003 to November 1, 2003); the minimum additional investment is $10,000.

         Citigroup Alternative Investments LLC ("CAI" or "the "Adviser"), a Delaware limited liability company and indirect, wholly owned subsidiary of Citigroup Inc., serves as Multi-Strategy Series G's investment adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and, among other things, is responsible for the allocation of Multi-Strategy Series G's assets to various Investment Funds. AMACAR Partners, Inc. is the managing member of Multi-Strategy Series G and has delegated substantially all authority to oversee the management of the operations and assets of Multi-Strategy Series G to the Board of Directors.

2.       Significant Accounting Policies

         Investments in Investment Funds are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memoranda. Multi-Strategy Series G values these investments at fair value based on financial data supplied by the Investment Funds.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements - March 31, 2004
--------------------------------------------------------------------------------

         a. Portfolio Valuation

         The net asset value of Multi-Strategy Series G is determined as of the close of business at the end of each month in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Directors.

         Multi-Strategy Series G's investments in Investment Funds are carried at fair value as determined by Multi-Strategy Series G's pro-rata interest in the net assets of each Investment Fund. All valuations utilize financial information supplied by each Investment Fund and are net of management and performance incentive fees or other allocations payable to the Investment Funds' managers as required by the Investment Funds' agreements. Each Investment Manager to which the Adviser allocates assets generally will charge Multi-Strategy Series G, as investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance-based compensation in the form of an incentive fee. The asset-based fees of the Investment Managers are generally expected to range from 1% to 3% annually of the net assets under their management and the incentive fee is generally expected to range from 15% to 25% of net profits annually.

         As a general matter, the fair value of Multi-Strategy Series G's investment in an Investment Fund represents the amount that Multi-Strategy Series G can reasonably expect to receive from an Investment Fund if Multi-Strategy Series G's investment were redeemed at the time of valuation, based on information reasonably available at the time. The Investment Funds provide for periodic redemptions ranging from monthly to annually. Investment Funds generally require advance notice of a Member's intent to redeem its interest, and may, depending on the Investment Funds' governing agreements, deny or delay a redemption request. [Multi-strategy Series G does not take a liquidity discount on any Investment Funds held.] The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund's financial statements. The Investment Funds may invest a portion of their assets in restricted securities and other investments that are illiquid.

         b. Fund Expenses

         Multi-Strategy Series G bears all expenses incurred in the course of its operations, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for Multi-Strategy Series G's account; professional fees; costs of insurance; registration expenses; and expenses of meetings of the Board of Directors. Costs incurred in connection with the initial offering were deferred and amortized over the first twelve months of operations; costs incurred in connection with Multi-Strategy Series G's subsequent registration under the 1933 Act have been deferred and are being amortized over the twelve months commencing after the effective date of such registration statement.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements - March 31, 2004
--------------------------------------------------------------------------------

         c. Income Taxes

         Multi-Strategy Series G currently intends to operate as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Each Member will be required to report on his, her or its own annual tax return the Member's distributive share of Multi-Strategy Series G's taxable income or loss.

         d. Cash Equivalents

         Cash and cash equivalents consist of monies invested in a PNC Bank, N.A. account that pays money market rates and are accounted for at cost plus accrued interest. Included in cash and cash equivalents is $22,045,925, which represents contributions received in advance to be credited to Members' capital accounts on April 1, 2004.

         e. Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing Multi-Strategy Series G's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

3.       Management Fee, Administrative Fee, Related Party Transactions and
         Other

         CAI, as Adviser, provides certain management and administrative services to Multi-Strategy Series G, including, among other things, providing office space and other support services. In consideration for such services, Multi-Strategy Series G will pay the Adviser a monthly management fee equal to 0.188% (2.25% on an annualized basis) of end of month Members' Capital. The Adviser will pay a portion of the fee to its affiliates.

         In addition, Citigroup Global Markets, Inc., an affiliate of CAI and a wholly owned subsidiary of Citigroup, Inc. allocated certain marketing related expenses of $56,343 to Multi-Strategy Series G during the year ended March 31, 2004.

         Placement agents may be retained by the Company to assist in the placement of Units. A placement agent, which may be affiliated with the Adviser, will generally be entitled to receive a fee from each investor in the Company whose Units the agent places. The specific amount of the placement fee paid with respect to a Member is generally dependent on the size of the investment in a Series. Placement agents may also be reimbursed by the Company with respect to certain out-of-pocket expenses.

         At this time, Citigroup Global Markets, Inc. serves as the sole placement agent of the Multi-Strategy Series G Units.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements - March 31, 2004
--------------------------------------------------------------------------------

         Multi-Strategy Series G pays CAI a monthly fee of 0.025% (0.30% on an annualized basis) for administration based primarily upon average net assets, subject to a minimum monthly fee, and will reimburse certain expenses. CAI, as Administrator, has retained PFPC Inc. ("PFPC"), an independent third party and wholly-owned subsidiary of PNC Bank, N.A., to assist in the performance of its administrative duties. PFPC provides certain accounting, record keeping, tax and investor related services.

         Each Director who is not an "interested person" of Multi-Strategy Series G, as defined by the 1940 Act, receives an annual retainer of $10,000 plus a fee per meeting of the Board of Directors of $500. Any Director who is an "interested person" does not receive any annual or other fee from Multi-Strategy Series G. All Directors are reimbursed for all reasonable out of pocket expenses. Total amounts expensed related to Directors by Multi-Strategy Series G for the year ended March 31, 2004 were $21,184.

         PFPC Trust Company (an affiliate of PNC Bank, N.A.) serves as custodian of Multi-Strategy Series G's assets and provides custodial services for Multi-Strategy Series G. Fees payable to the custodian and reimbursement for certain expenses are paid by Multi-Strategy Series G.

4.       Securities Transactions

         The following table lists the aggregate purchases, proceeds from sales of Investment Funds, net unrealized appreciation, gross unrealized appreciation, and gross unrealized depreciation as of March 31, 2004. At March 31, 2004, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes.

         Aggregate purchases                         $63,962,252
         Aggregate proceeds from sales               $14,295,691
         Gross unrealized appreciation               $ 8,740,382
         Gross unrealized depreciation               $    16,671
         Net unrealized appreciation                 $ 8,723,711

         Receivable from investment funds represents partial redemptions as of March 31, 2004.

5.       Contributions, Redemptions, and Allocation of Income

         Generally, initial and additional subscriptions for Units may be accepted as of the first day of each month. CAI has been authorized by the Board of Directors of the Company to accept or reject any initial and additional subscriptions for Units in Multi-Strategy Series G. The Board of Directors from time to time and in its complete and exclusive discretion, may determine to cause Multi-Strategy Series G to repurchase Units from Members pursuant to written tenders by members on such terms and conditions as it may determine. CAI expects that it typically will recommend to the Board of Directors that the Company

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements - March 31, 2004
--------------------------------------------------------------------------------

         offer to repurchase Units from Members quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day).

         Net profits or net losses of Multi-Strategy Series G for each month-end will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of each month in accordance with the Members' respective investment percentages for the month.

6.       Financial Instruments With Off-Balance Sheet Risk

         In the normal course of business, the Investment Funds in which Multi-Strategy Series G invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts and entering into equity swaps.